Exhibit 10.2

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”) is made and entered into effectively as of July 12, 2023 (the “Effective Date”), by and among K Enter Holdings, Inc., a Delaware corporation (the “Acquirer”), Global Star Acquisition, Inc., a Delaware corporation (“SPAC”) and Global Star Acquisition I LLC, a Delaware limited liability company (“Sponsor”) (each a “Party” and, collectively, the “Parties”).

WHEREAS, SPAC, is a special purpose acquisition company that closed on its initial public offering on September 22, 2022, with 12 months (or up to 21 months if extended to the fullest extent) to complete an initial business combination;

WHEREAS, as of the date of this Agreement, SPAC has entered into a merger agreement with the Acquirer;

WHEREAS, in accordance with the terms and conditions of this Agreement, Acquirer, will purchase 160,000 shares of Class B common stock (the “SPAC Securities”) from Sponsor for a total purchase price of One Million Six Hundred Thousand and 0/100 Dollars ($1,600,000.00) (the “Purchase Price”) payable within ten (10) days of the date of this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreement contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.    Purchase and Sale.

(a)    Upon the execution of this Agreement Sponsor shall (A) transfer, deliver, and assign the SPAC Securities to Acquirer, free and clear of all liens and encumbrances; and (B) SPAC shall record such transfer.

(b)    The closing of the transactions contemplated by this Agreement shall take place on a date to be agreed upon by Acquirer and Sponsor (the “Closing Date”), but the Closing Date shall be on or before ten (10) days from the date of this Agreement. Upon the closing of this Agreement:

(i)	Acquirer shall pay Sponsor One Million Six Hundred Thousand and 0/100 Dollars ($1,600,000.00).

(ii)	Sponsor shall convey the SPAC Securities to Acquirer. The SPAC Securities shall not be subject in any respect to any forfeiture, earnout, clawback, reduction or similar restrictive provision.

2.    Limitation on Transfer. Acquirer acknowledges and agrees that the SPAC Securities are subject to the identical limitations on transfer as other founder shares.

3.    Title. Sponsor represents and warrants to Acquirer that Sponsor has good and marketable title to the SPAC Securities free and clear of all liens and encumbrances and that, upon updating the records of ownership, Acquirer will have good and marketable title to the SPAC Securities.

4.    Representations and Warranties. Each Party hereby represents and warrants to each other Party as of the Effective Date and as of the Closing that:

(a)    such Party has the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder;

(b)    the execution, delivery and performance by the Party of this Agreement and the consummation of the transfer have been duly authorized by all necessary action on the part of the relevant Party, and no further approval or authorization is required on the part of such Party;

(c)    this Agreement will be valid and binding on each Party and enforceable against such Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or similar laws affecting the enforcement of creditors rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity; and

(d)    Sponsor has received all third-party consents to the transfer of the SPAC Securities and such consents have been shared with Acquirer.

5.    Acknowledgements. Each Party acknowledges and agrees that the transfer has not been registered under the Securities Act or under any state securities laws and Acquirer represents that it:

(a)    is acquiring the SPAC Securities pursuant to an exemption from registration under the Securities Act with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws;

(b)    will not sell or otherwise dispose of any of the SPAC Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws and in accordance with any limitations set forth in any lock-up agreements applicable to the SPAC Securities;

(c)    has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the SPAC Securities and of making an informed investment decision, and has conducted a review of the business and affairs of SPAC that it considers sufficient and reasonable for purposes of making the transfer; and

(d)    is an “accredited investor” (as defined by Rule 501 of the Securities Act).

6.    Injunctive Relief. It is hereby understood and agreed that damages shall be an inadequate remedy in the event of a breach by any Party of any covenants or obligations herein, and that any such breach by a Party will cause the other Parties great and irreparable injury and damage. Accordingly, the breaching Party agrees that the other Parties shall be entitled, without waiving any additional rights or remedies otherwise available to such other Parties at law or in equity or by statute, to injunctive and other equitable relief in the event of a breach or intended or threatened breach by the breaching Party of any of said covenants or obligations.

7.    Severability. In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained herein, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

8.    Titles and Headings. The titles and section headings in this Agreement are included strictly for convenience purposes.

9.    No Waiver. It is understood and agreed that no failure or delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

10.    Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction of the state courts situated in the County of New York, State of New York or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the Southern District of New York (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice.

11.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12.    Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter hereof. No modification of this Agreement or waiver of the terms and conditions hereof shall be binding upon either Party, unless mutually approved in writing.

13.    Counterparts. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

14.    Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email or other electronic means, with affirmative confirmation of receipt, (iii) one business day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) business days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice.

If to Acquirer:	K Enter Holdings, Inc.
16192 Coaster Highway
Lewes, Delaware 19958
Attention: Ted Kim, Director
E-mail: ted@globalfundpe.com

With a copy to:	Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell S. Nussbaum
E-mail: mnussbaum@loeb.com

If to SPAC:	Global Star Acquisition Inc.
1641 International Drive, Unit 208
McLean, VA 22102
Attention: Anthony Ang, Chief Executive Officer
E-mail: anthony.ang@globalstarspac.com

With a copy to:	Nelson Mullins Riley & Scarborough LLP
50 N. Laura Street, 41st Floor
Jacksonville, FL 32202
Attention: Daniel B. Nunn, Jr.
E-mail: daniel.nunn@nelsonmullins.com

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW
Suite 900
Washington, D.C. 20001
Attention: Andy Tucker
E-mail: andy.tucker@nelsonmullins.com

If to Sponsor:	Global Star Acquisition I LLC
1641 International Drive, Unit 208
McLean, VA 22102
Attention: Ted Kim
E-mail: ted@globalfundpe.com

With a copy to:	Nelson Mullins Riley & Scarborough LLP
50 N. Laura Street, 41st Floor
Jacksonville, FL 32202
Attention: Daniel B. Nunn, Jr.
E-mail: daniel.nunn@nelsonmullins.com

Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW
Suite 900
Washington, D.C. 20001
Attention: Andy Tucker
E-mail: andy.tucker@nelsonmullins.com

15.    Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other Parties, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

16.    Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

17.    Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered, all as of the Effective Date.

ACQUIRER:

K ENTER HOLDINGS, INC., a Delaware corporation

By:	/s/ Lee Youngjae
Name:	Lee Youngjae
Title:	CEO

SPAC:

GLOBAL STAR ACQUISITION, INC., a Delaware corporation

By:	/s/ Anthony Ang
Name:	Anthony Ang
Title:	CEO/Chairman

SPONSOR:

GLOBAL STAR ACQUISITION I LLC, a Delaware limited liability company

By:	/s/ Ted Kim
Name:	Ted Kim
Title:	Managing Member